                                                                     EXHIBIT 3.2



                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             PPL ENERGY SUPPLY, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             PPL ENERGY SUPPLY, LLC

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I DEFINED TERMS ...................................................... 1

ARTICLE II FORMATION AND NAME; OFFICE; PURPOSE; TERM; SERIES ................. 2

     Section 2.1. Organization ............................................... 2
     Section 2.2. Name of the Company ........................................ 2
     Section 2.3. Purpose .................................................... 2
     Section 2.4. Term ....................................................... 3
     Section 2.5. Principal Office ........................................... 3
     Section 2.6. Registered Agent ........................................... 3
     Section 2.7. Member ..................................................... 3

ARTICLE III CAPITAL .......................................................... 3

     Section 3.1. Capital Contributions ...................................... 3
     Section 3.2. Other Capital Contributions ................................ 3

ARTICLE IV PROFIT, LOSS AND DISTRIBUTIONS .................................... 3

     Section 4.1. Profit, Loss and Distributions ............................. 3

ARTICLE V MANAGEMENT:  RIGHTS, POWERS, AND DUTIES ............................ 4

     Section 5.1. Board of Managers .......................................... 4
     Section 5.2. Authority of the Board ..................................... 4
     Section 5.3. Specific Limitations; Matters Reserved to the Member ....... 5
     Section 5.4. Subcommittees .............................................. 5
     Section 5.5. Meetings and Voting ........................................ 5
     Section 5.6. Officers ................................................... 6
     Section 5.7. Election, Term, Removal, Vacancies and Resignation
                  of Officers ................................................ 7
     Section 5.8. Signing Authority .......................................... 8
     Section 5.9. Duties of Managers and Officers ............................ 8

ARTICLE VI LIMITATION ON LIABILITY; EXCULPATION AND INDEMNIFICATION .......... 8

     Section 6.1. Limited Liability .......................................... 8
     Section 6.2. Exculpation and Indemnification ............................ 8

ARTICLE VII TRANSFER OF MEMBERSHIP INTERESTS; ADMISSION OF NEW MEMBERS ......  9

     Section 7.1. Transfer ..................................................  9
     Section 7.2. Admission of New Members ..................................  9
     Section 7.3. Tax Characterization ......................................  9

ARTICLE VIII DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY ........ 10

     Section 8.1. Dissolution, Liquidation and Termination of the Company ... 10

ARTICLE IX BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS .................... 10

     Section 9.1. Bank Accounts ............................................. 10
     Section 9.2. Books and Records ......................................... 11
     Section 9.3. Tax Elections ............................................. 11

ARTICLE X GENERAL PROVISIONS ................................................ 11

     Section 10.1. Complete Agreement ....................................... 11
     Section 10.2. Applicable Law ........................................... 11
     Section 10.3. Section Titles ........................................... 11
     Section 10.4. Binding Provisions ....................................... 11
     Section 10.5. Terms .................................................... 11
     Section 10.6. Severability of Provisions ............................... 12
     Section 10.7. Counterparts ............................................. 12

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             PPL ENERGY SUPPLY, LLC

          THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is entered into this 20th day of March, 2001, by and between PPL ENERGY SUPPLY, LLC, a Delaware limited liability company (the "Company"), and PPL ENERGY FUNDING CORPORATION, a Pennsylvania corporation (the "Member").

                              EXPLANATORY STATEMENT

          The Member desires to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the parties, intending legally to be bound, agree as follows:

                                    ARTICLE I
                                    ---------

                                  DEFINED TERMS

          The following capitalized terms shall have the meanings specified in this Article I. Other terms are defined in the text of this Agreement and,
     ---------
throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

          "Act" means the Delaware Limited Liability Company Act, as amended
           ---
from time to time.

          "Agreement" means this Agreement, as amended from time to time.
           ---------

          "Board" means the Board of Managers of the Company described in
           -----
Section 5.1.

          "Capital Contribution" means the total amount of cash and the fair
           --------------------
market value of any other assets contributed to the Company by the Member, net of liabilities assumed or to which the assets are subject.

          "Cash Flow" means all cash provided by operations of the Company as
           ---------
reflected in the financial statements of the Company.

          "Claims" has the meaning set forth in Section 6.2(B).
           ------

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
corresponding provision of any succeeding law.


          "Company" means the limited liability company formed in accordance
           -------
with this Agreement.

          "Covered Person" has the meaning set forth in Section 6.2(A).
           --------------

          "Delaware Secretary of State" means the Secretary of State of the
           ---------------------------
State of Delaware.

          "Involuntary Withdrawal" means, with respect to the Member, the
           ----------------------
bankruptcy, insolvency, liquidation or dissolution of the Member under applicable federal or state law.

          "Managers" means individuals who serve on the Board of Managers.
           --------

          "Member" means PPL Energy Funding Corporation and any Person who
           ------
subsequently is admitted as a member of the Company.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, limited liability company, limited liability partnership, association, joint-stock company, federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof), trust, unincorporated organization, whether or not a legal entity, or other entity or organization.

          "Profit" and "Loss" means, for each taxable year of the Company (or
           ------       ----
other period for which Profit or Loss must be computed), the Company's net income or net loss determined in accordance with generally accepted accounting principles, as consistently applied by the Company.

                                   ARTICLE II

                                   ----------

                FORMATION AND NAME; OFFICE; PURPOSE; TERM; SERIES

          Section 2.1. Organization. The Member hereby organizes a limited
                       ------------
liability company pursuant to the Act and the provisions of this Agreement and, for that purpose, has caused a Certificate of Formation to be prepared, executed and filed with the office of the Delaware Secretary of State on November 14, 2000.

          Section 2.2. Name of the Company. The name of the Company shall be
                       -------------------
"PPL ENERGY SUPPLY, LLC". The Company may do business under that name and under any other name or names as selected by the Board.

          Section 2.3. Purpose. The Company is organized to do all things
                       -------
permitted to be done by limited liability companies under the Act, and to do all things necessary, convenient or incidental to that purpose.

          Section 2.4. Term. The term of the Company began upon the acceptance
                       ----
of the Certificate of Formation by the office of the Delaware Secretary of State and shall continue in existence perpetually unless terminated pursuant to the terms of this Agreement.

          Section 2.5. Principal Office. The principal office of the Company
                       ----------------
shall be located at 2 North Ninth Street, Allentown, PA 18101-1179 or at any other place selected by the Member.

          Section 2.6. Registered Agent. The name and address of the Company's
                       ----------------
registered agent in the State of Delaware shall be Delaware Corporate Management, Inc., 1105 North Market Street, Suite 1300, Wilmington, County of New Castle, Delaware 19801.

          Section 2.7. Member. The name, present mailing address and taxpayer
                       ------
identification number of the Member shall be maintained with the books and records of the Company.


                                   ARTICLE III
                                   -----------

                                     CAPITAL

          Section 3.1. Capital Contributions. The Member has made a Capital
                       ---------------------
Contribution to the Company of $100.

          Section 3.2. Other Capital Contributions. The Member may, but is not
                       ---------------------------
required to, contribute any additional capital to the Company, and the Member shall have no personal liability for any obligations of the Company.

                                   ARTICLE IV

                                   ----------

                         PROFIT, LOSS AND DISTRIBUTIONS

          Section 4.1. Profit, Loss and Distributions. All Profit and Loss shall
                       ------------------------------
be allocated to the Member. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

                                    ARTICLE V

                                   ---------

                     MANAGEMENT: RIGHTS, POWERS, AND DUTIES

          Section 5.1. Board of Managers.
                       -----------------

               A. In order to provide for the management of the Company, the Member hereby establishes a Board of Managers consisting of persons elected by the Member. Subject to the provisions of the Act and any limitations in this Agreement and the Certificate of Formation, from time to time, the Board shall have the power, authority and responsibility to manage the Company for and on behalf of the Member and to make decisions as to all matters which the Company has authority to perform, as fully as if the Member were making such decisions. Approval by or action taken by the Board in accordance with this Agreement shall constitute approval or action by the Company.

               B. The Board shall at all times consist of not less than three nor more than five Managers, as determined by the Member. The Board shall initially consist of five Managers. The initial Managers are as set forth on Exhibit A hereto.

          Section 5.2. Authority of the Board. Without prejudice to its general
                       ----------------------
powers, but subject to the provisions of the Act and any limitations in this Agreement and the Certificate of Formation, from time to time, the Board, by its own action, or by delegation to officers of the Company, shall, in addition to any other power granted to it in this Agreement, have the right, power and authority to take the following actions:

               A. To do and perform all acts as may be necessary or appropriate to the conduct of the Company's business and affairs;

               B. To purchase, hold, sell, exchange, transfer and otherwise acquire and dispose of and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to real and personal property, whether tangible or intangible, held by the Company;

               C. To purchase liability and other insurance to protect the Company's assets, properties and businesses and the Company's members, managers, officers, directors, agents, counsel, employees or other representatives or their affiliates;

               D. To execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, loan agreements, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company's property, assignments, bills of sale, leases, partnership agreements, operating agreements of other limited liability companies and any other agreements, instruments or documents necessary or appropriate, in the opinion of the Managers, to the business of the Company;

               E. To employ accountants, legal counsel, agents, or other experts or consultants to perform services for the Company and to compensate them from Company funds;

               F. To issue and sell securities of the Company;

               G. To make investments in or acquire the securities of any Person;

               H. To form subsidiaries or joint ventures;

               I. To give guaranties and indemnities; and

               J. To enter into any and all other agreements on behalf of the Company, with any other person for any purpose, as the Managers may approve.

          Section 5.3. Specific Limitations; Matters Reserved to the Member. Any
                       ----------------------------------------------------
other provision of this Agreement to the contrary notwithstanding, the effectiveness of any action of the Board of Managers with respect to the following matters shall be subject to the approval and consent of the Member:

               A. Any amendment to this Agreement or to the Certificate of Formation which would (i) alter this Section 5.3 or Section 7.2 of this Agreement or (ii) otherwise vary the rights of the Member in any material respect;

               B. Any merger or consolidation of the Company with any other entity;

               C. Sale, lease or other disposition of all or substantially all of the assets of the Company; and

               D. Dissolution or other winding up of the Company.

          Section 5.4. Subcommittees. The Board may designate one or more
                       -------------
subcommittees. Any subcommittee, to the extent provided by the Board, shall have and may exercise all of the power and authority of the Board.

          Section 5.5. Meetings and Voting.
                       -------------------

               A. Regular and special meetings of the Board shall be held at any time on reasonable notice given by any two Managers. Meetings of the Board shall be held at the Company's principal place of business. The Board may elect, from among the members of the Board, a chairman of the Board and a vice chairman of the Board who may be officers of the Company.

               B. The presence in person or by proxy of at least a majority of the Managers shall constitute a quorum for the transaction of business at a Board meeting. Managers may participate in any Board meeting by means of telephone and participation by such means shall constitute presence in person at such Board meeting. The affirmative vote of a majority of the Managers present at a duly constituted meeting shall govern all of the Board's actions and constitute approval by the Board. Each Manager may vote by delivering his proxy to another Manager.

               C. In lieu of holding a meeting, the Board may vote or otherwise take action by a written instrument indicating the consent of a majority of the Managers entitled to vote or such other percentage as required by law.

          Section 5.6. Officers. The Board may appoint a President, one or more
                       --------
Vice Presidents, a Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary, Assistant Controller, Controller and any other officer, all with such duties as may be established by the Board. Officers may but need not be Managers of the Company. The President and Secretary shall be natural persons of full age. Any number of offices may be held by the same person. Initially, there shall be a President, an Executive Vice President, a Vice President, a Treasurer, an Assistant Treasurer, a Controller, a Secretary and an Assistant Secretary of the Company. The names of the initial officers are set forth in Exhibit A.

               A. The President shall have general supervision over the business and operations of the Company, subject however, to the control of the Board. The President may sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board or the Member; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the Board and the chairman of the Board, if the chairman is not also the President.

               B. The Vice Presidents shall perform the duties of the President in the absence of the President and such other duties as may from time to time be assigned to them by the Board or the President.

               C. The Secretary or an Assistant Secretary shall attend all meetings of the Board and all committees thereof and shall record all the votes of the Managers and the minutes of the meetings of the Board and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Company as required by law; shall be the custodian of the seal of the Company and see that it is affixed to all documents to be executed on behalf of the Company under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the Board or the President.

               D. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the Company; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Company; shall deposit all funds in his or her custody as treasurer in banks or other places of deposit; shall, whenever so required by the Board, render an account showing all transactions as treasurer, and the financial condition of the Company; and, in general, shall discharge such other duties as may from time to time be assigned by the Board or the President.

               E. The Controller shall be the chief accounting officer of the Company. He or she shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Company; shall cause regular audits of the books and records of account of the Company and supervise the preparation of the Company's financial statements; and, in general, shall discharge such other duties as may from time to time be assigned by the Board or the President.

               F. All officers of the Company, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided by or pursuant to resolutions or orders of the Board or, in the absence of controlling provisions in the resolutions or orders of the Board, as may be determined by or pursuant to this Section 5.6.

          Section 5.7. Election, Term, Removal, Vacancies and Resignation of
                       -----------------------------------------------------
Officers.
--------

               A. The officers of the Company, shall be elected annually by the Board, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

               B. Any officer may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as may be specified in the notice of resignation.

               C. Any officer or agent of the Company may be removed by the Board or the Member with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

               D. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board or by any sub-committee to which the power to fill such office has been delegated pursuant to Section 5.4.

          Section 5.8. Signing Authority. Any document or instrument purporting
                       -----------------
to bind the Company shall be effective to bind the Company when executed by (a) the Member or (b) a Manager or (c) an officer of the Company authorized to execute such document or instrument by the terms of this Agreement or the written resolutions of the Board.

          Section 5.9. Duties of Managers and Officers. Except to the extent
                       -------------------------------
otherwise provided herein, each Manager and officer of the Company shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE VI
                                   ----------

            LIMITATION ON LIABILITY; EXCULPATION AND INDEMNIFICATION

          Section 6.1. Limited Liability. Except as otherwise expressly provided
                       -----------------
by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Managers, or any stockholders, directors, partners, members, officers, agents, counsel, employees or representatives of the Member or any Manager, or any of their affiliates shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being such Member, Manager, stockholder, director, partner, member, officer, agent, counsel, employee, representative or affiliate.

The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not, to the fullest extent permitted by the Act or any other applicable law, be grounds for imposing personal liability on the Member, the Managers, or any stockholder, director, partner, member, officer, agent, counsel, employee or representative of any Member or Manager of the Company, or any of their affiliates, for liabilities of the Company.

          Section 6.2. Exculpation and Indemnification
                       -------------------------------

               A. Notwithstanding any other provisions of this Agreement, whether expressed or implied, or obligation or duty at law or in equity, none of the Member, Managers, or any officers, directors, stockholders, partners, employees, representatives, members, counsel or agents of any of the foregoing, nor any officer, employee, representative, counsel, director, stockholder, partner or agent of the Company or any of its affiliates (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to
 --------------                          ---------------
the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in, or is not contrary to, the best interests of the Company and is within the scope of authority granted to such Covered Person by, or pursuant to, this Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

               B. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in
                                                                ------
which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this
Section 6.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the Board. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 6.2.

               C. Any repeal or modification of this Article VI by the Member shall not adversely affect any rights of such Covered Person pursuant to this
Article VI, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE VII
                                   -----------

           TRANSFER OF MEMBERSHIP INTERESTS; ADMISSION OF NEW MEMBERS

          Section 7.1. Transfer. The Member shall have the right to transfer all
                       --------
(but not less than all) of its membership interest to any Person at any time. Any transferee shall be admitted as a Member as of the effective date of the transfer. Any transfer by the Member pursuant to this Section 7.1 shall not constitute a retirement or resignation of the Member within the meaning of
Section 8.1 (a)(i) so as to cause the dissolution of the Company.

          Section 7.2. Admission of New Members. No new Member shall be admitted
                       ------------------------
(other than pursuant to Section 7.1), either by transfer of a portion of the Member's interest, or in any other manner, which causes the Company to have two or more Members, until this Agreement has been amended to provide for such admission, including amendments relating to the governance of the Company, and providing for the allocation of Profits and Losses of the Company among the Members, and such amendment has been accepted by the existing Member and the New Member.

          Section 7.3. Tax Characterization. The Member acknowledges that at all
                       --------------------
times that two or more persons or entities hold equity interests in the Company for federal income tax purposes (i) it is the intention of the Company to be treated as a "partnership" for federal and all relevant state tax purposes, and
(ii) the Company will be treated as a "partnership" for federal and all relevant state tax purposes and shall make all available elections to be so treated. Until such time, however, it is the intention of the Member that the Company be disregarded for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. All provisions of the Company's certificate of formation and this Agreement are to be construed so as to preserve that tax status under those circumstances.

                                  ARTICLE VIII
                                ------------

             DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

          Section 8.1. Dissolution, Liquidation and Termination of the Company.
                       -------------------------------------------------------

               A. The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the retirement, resignation or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by the Act, or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

               B. Notwithstanding any other provision of this Agreement, the Involuntary Withdrawal of the Member shall not cause the Member to cease to be a member of the Company and, upon the occurrence of such an event, the business of the Company shall continue without dissolution.

               C. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in
Section 18-804 of the Act.

               D. The Company shall terminate when (i) all of the remaining assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

                                   ARTICLE IX
                                   ----------

                  BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS


          Section 9.1. Bank Accounts. All funds of the Company shall be
                       -------------
deposited in a bank account or accounts opened in the Company's name as determined by the Board.

          Section 9.2. Books and Records. The Company shall keep or cause to be
                       -----------------
kept complete and accurate books and records of the Company. The books and records shall be maintained in accordance with generally accepted accounting principles and practices. The Company's independent auditor shall be an independent public accounting firm selected by the Member.

          Section 9.3. Tax Elections. In accordance with the provisions of
                       -------------
Treasury Regulations section 301.7701-3, the Company will not elect to be treated as a corporation for Federal income tax purposes, and therefore will be treated as either a disregarded entity or a division of the Member. Any other election under any provision of any tax law shall be made only by the Board or by a person authorized to do so by the Board.

                                    ARTICLE X
                                    ---------

                               GENERAL PROVISIONS

          Section 10.1. Complete Agreement. This Agreement constitutes the
                        ------------------
complete and exclusive statement of the agreement among the parties. It supersedes all prior written and oral statements, including any prior representation, statement, condition or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of the Member.

          Section 10.2. Applicable Law. All questions concerning the
                        --------------
construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

          Section 10.3. Section Titles. The headings herein are inserted as a
                        --------------
matter of convenience only, and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

          Section 10.4. Binding Provisions. This Agreement is binding upon, and
                        ------------------
inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

          Section 10.5. Terms. Common nouns and pronouns shall be deemed to
                        -----
refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

          Section 10.6. Severability of Provisions. Each provision of this
                        --------------------------
Agreement shall be considered severable and if, for any reason, any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal. It is the intention of the parties that any provision hereof that is inconsistent with the provisions of the Act will be given effect to the maximum extent permitted under the Act.

          Section 10.7. Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed, under seal, as of the date set forth hereinabove.

                                 MEMBER

                                 PPL ENERGY FUNDING CORPORATION

                             By: /s/ Michael A. McGrail
                                 ----------------------------------------------
                                 Name: Michael A. McGrail
                                 Title: Secretary

                                 COMPANY

                                 PPL ENERGY SUPPLY, LLC

                            By:  PPL Energy Funding Corporation, its sole member

                            By:  /s/ Michael A. McGrail
                                 ----------------------------------------------
                                 Name: Michael A. McGrail
                                 Title: Secretary

                                    EXHIBIT A
                                    ---------

Officers and Managers:

William F. Hecht                        President and Manager

Frank A. Long                           Executive Vice President and Manager

John R. Biggar                          Vice President and Manager

Robert J. Grey                          Manager

James E. Abel                           Treasurer and Manager

Joseph J. McCabe                        Controller

Russell R. Clelland                     Assistant Treasurer

Michael A. McGrail                      Secretary

Diane M. Koch                           Assistant Secretary




                                       A-1